SHARE PURCHASE AND OPTION AGREEMENT

This Share Purchase Agreement is made as of the 16th day of June, 2016, between:

NICK BOZZA, as applicable in his personal capacity and as nominee for the Nick Bozza Family Trust (the “Vendor”)

– and –

EVENT CARDIO GROUP INC. (the “Company”)

– and –

EVENT CARDIO CANADA INC. (“EC Canada”)

- and -

9058583 CANADA INC. (“905”)

– and –

2419596 ONTARIO INC. (“241”)

– and –

8401144 CANADA INC. (“840”)

– and –

2399371 ONTARIO INC. (“239”)

– and –

GIANFRANCO (aka John) BENTIVOGLIO and
FRANK SGRO and
THE BENTIVOGLIO FAMILY TRUST and
THE SGRO FAMILY TRUST and
TAUNTON RAVENSCROFT INC.
(collectively, the “John and Frank Parties”)

(the Company, EC Canada, 905, 241, 840, 239 and the John and Frank Parties together, the “ECG Parties”, and each, an “ECG Party”)

RECITALS:

A.	The Vendor is the registered and beneficial owner, as applicable in his personal capacity and as nominee for the Nick Bozza Family Trust, of:
(I)	29,812,500 shares of common stock in the capital of the Company (the “Bozza ECG Shares”);
(II)	450 common shares in the issued and outstanding capital of 840 (the “Bozza 840 Shares”);
(III)	375 common shares in the capital of 241 (the “Bozza 241 Shares”); and
(IV)	1,000 common shares in the capital of 905 (the “Bozza 905 Shares”).
B.	One or more of the John and Frank Parties, directly and/or indirectly, hold and control, in the aggregate:
(I)	approximately 49 million shares of common stock in the capital of the Company;
(II)	the other 450 common shares in the issued and outstanding capital of 840;
(III)	the other 625 common shares in the issued and outstanding capital of 241;
(IV)	the other 2,000 common shares in the issued and outstanding capital of 905; and
(V)	all of the issued and outstanding capital of 239.
C.	The Company is the direct 100% parent of EC Canada.
D.	The Vendor has advanced certain shareholder loans to the Company in the aggregate amounts of CDN$36,889.00 and US$13,548.32 (the “Bozza Advances”).
E.	Pursuant to that certain promissory note dated the 22nd day of October, 2014, 905 was indebted to 239 in the aggregate amount of CDN$79,106 (the “239 Debt”) and as additional security for the 239 Debt and pursuant to that certain share pledge agreement made as of the 22nd day of October, 2014, the Vendor pledged the Bozza 905 Shares to and in favour of 239 (the “239 Pledge”). 239 assigned the 239 Debt to the Company by assignment dated December 18, 2015 (the “239 Assignment”).
F.	The Vendor and each of the ECG Parties (other than 840 and 239) are parties to the Minutes of Settlement signed on the 6th day of May, 2016 (the “Minutes”) which provide for, among other things,
(I)	the sale by the Vendor to the Company, or as the Company may direct, of:
(1)	20,000,000 of the Bozza ECG Shares;
(2)	the Bozza 840 Shares;
(3)	the Bozza 241 Shares; and
(4)	the Bozza 905 Shares,

(collectively, the “Purchased Shares”) as well as the repayment by the Company to the Vendor of the Bozza Advances, in each case on an “as is, where is” basis and for aggregate cash consideration payable jointly and severally by the Company, 840 and 905 to the Vendor of CDN$1,025,000; and

(II)	the grant by the Vendor to the Company of an option, exercisable in whole and not in part by the Company at any one time on or before May 6, 2018, to purchase from the Vendor the remainder 9,812,500 of the Bozza ECG Shares (the “Option Shares”) on an “as is, where is” basis for cash consideration of US$500,000 (the “Option”).

NOW THEREFORE in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Section 1 – INTERPRETATION

1.1	Definitions

In this Agreement, in addition to the defined terms elsewhere herein:

(1)	“Agreement” means this Share Purchase and Option Agreement;
(2)	“Closing” means the successful completion of the purchase and sale of the Purchased Shares and the repayment of the Bozza Advances as contemplated in Section 5;
(3)	“Encumbrances” means any security interest (whether contractual, statutory or otherwise), hypothec, mortgage, trust or deemed trust (whether contractual, statutory or otherwise), lien, mortgage, execution, levy, pledge, charge or other financial or monetary claim, real property license, assignment, encumbrance, option, right, privilege or any adverse claim of any nature or kind whatsoever, whether or not it has attached or been perfected, registered or filed, whether secured, unsecured or otherwise;
(4)	“Escrow Agent” means Goodmans LLP;
(5)	“Escrow Agreement” has the meaning set out in Section 3.2.
(6)	“Governmental Authority” means any Canadian or U.S. federal, provincial, state, municipal or local, or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body or any other public agency;
(7)	“Mutual Release” has the meaning set out in Section 3.1;
(8)	“Parties” means the Vendor and the ECG Parties and “Party” means any of them;
(9)	“Purchase Price” has the meaning set out in Section 5.1; and
(10)	“Transaction” means the transactions contemplated in this Agreement, including the Release and the Escrow Agreement contemplated in Section 2, the sale and purchase of the Purchased Shares, the repayment of the Bozza Advances, the granting of the Option and the exercise of the Option.
1.2	Interpretations.
(1)	The division of this Agreement into sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.
(2)	The terms “this Agreement”, “hereof”, “herein” and “hereunder” and similar expressions refer to this Agreement and not to any particular section hereof.
(3)	Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.
(4)	Every use of the words “including” or “includes” in this Agreement is to be construed as meaning “including, without limitation” or “includes, without limitation”, respectively.

Section 2 – RELEASE AND TERMINATION OF 239 PLEDGE AND 239 DEBT

2.1	Cancellation and Termination

Each of the Company, 239 and the John and Frank Parties hereby irrevocably and unconditionally acknowledges and agrees that all agreements, documents or other instruments evidencing, representing or comprising any and all liabilities and obligations of the Vendor under, in relation to or in respect of the 239 Debt, including the 239 Pledge, are each hereby cancelled and terminated and are of no further force and effect.

2.2	Release and Discharge

Each of the Company, 239 and the John and Frank Parties hereby irrevocably and unconditionally:

(1)	forever releases and discharges and re-assigns to the Vendor and his successors and assigns, all of his right, title, interest, benefit and all Encumbrances which any one or more of them has or had against, in and/or to all of the Vendor’s property, assets, rights and undertaking, real and personal, moveable and immoveable, of whatsoever nature and kind, including in the Bozza 905 Shares;
(2)	grants, releases, remises, reconveys, transfers, assigns, discharges and forever quitclaims and surrenders to the Vendor and his successors and assigns, all of the assets, properties and undertakings of any kind or manner of the Vendor now covered or intended to be covered by the Encumbrances granted to any of them to have and to hold all said assets, properties and undertakings forever and absolutely freed, acquitted, discharged and released of and from all Encumbrances, including the 239 Debt and the 239 Pledge, and from the obligations, principal monies, interest and other monies whatsoever thereby secured and every trust, proviso, covenant, matter and thing therein contained;
(3)	represents, warrants and covenants that it has the power and capacity to enter into this Agreement on its own behalf and that save for the 239 Assignment, none of the benefit of any of the 239 Debt, the 239 Pledge or any agreement, instrument, document, pledge, security interest or other encumbrance or lien, or any registration made in respect thereof has been assigned; and
(4)	as applicable, acknowledges and consents to all of the foregoing as a debtor, co-guarantor or other obligor of the 239 Debt, and that all agreements, documents or other instruments evidencing, representing or comprising any and all liabilities and obligations of the Vendor under, in relation to or in respect of the 239 Debt, including the 239 Pledge, are each hereby cancelled and terminated and are of no further force and effect.

Section 3 – MUTUAL RELEASE AND ESCROW AGREEMENT

3.1	Mutual Release

Concurrently with, and as a condition to, the Closing, the Parties shall have executed and delivered to each other a comprehensive mutual release as contemplated in the Minutes, substantially in the form attached hereto as Schedule “A” (the “Mutual Release”).

3.2	Escrow Agent

Concurrently with, and as a condition to, the Closing, the Vendor, the Company and the Escrow Agent shall have executed and delivered to each other an escrow agreement substantially in the form attached hereto as Schedule “B” (the “Escrow Agreement”).

Section 4 – RESIGNATIONS AND RELEASES

4.1	Resignations and Releases

Effective upon the date hereof:

(1)	The Vendor shall resign or shall have resigned each of the Vendor’s positions as a director, officer and employee of each of the Company, 241, 905, 840 and EC Canada.
(2)	All existing employment, consulting and other similar agreements and arrangements, written, oral or otherwise, between the Vendor, on the one hand, and any one or more of the ECG Parties, on the other hand, shall be and be deemed to be automatically terminated without any further act or otherwise from or on behalf of any Party, and each Party hereby irrevocably and unconditionally confirms and agrees that effective from and after the date hereof, no such agreement or arrangement shall be or deemed to be of any further force or effect.
(3)	For certainty and without limiting the foregoing, each Party hereby irrevocably and unconditionally waives any rights that each had, has or may have pursuant to any employment, consulting and other similar agreements and arrangements, including all rights with respect to notice of termination, resignation or severance.
4.2	Records and Filings
(1)	Prior to or promptly upon Closing, each of the Company, 241, 905, 840 and EC Canada shall ensure that all requisite documents, notices and other filings, including in respect of their respective corporate records and minute books and all public corporate and securities filings required by law, to reflect the resignation of the Vendor as a director and/or officer thereof shall have been completed and filed with all applicable Governmental Authorities.
(2)	Without limiting the generality of Section 4.1(2), at or prior to the date hereof, each of the Company, 241, 905, 840 and EC Canada shall duly complete and sign:
(a)	Business Corporations Act (Ontario) Form 1’s for 241 and EC Canada;
(b)	Canada Business Corporations Act Form 6’s for 905 and 840; and
(c)	applicable corporate, securities and stock exchange filings for the Company,

and in the case of the forms required by Sections 4.2(2)(a) and 4.2(2)(b), deliver same to the Vendor upon Closing authorizing and allowing the Vendor to have same filed with the applicable Governmental Authority, and the Vendor shall promptly file same and provide evidence of same, and in the case of the forms required by Section 4.2(2)(c), promptly file same with the applicable Governmental Authority upon Closing and provide evidence of same.

Section 5 – PURCHASE AND SALE OF SHARES AND REPAYMENT

5.1	Purchase and Sale and Repayment

Subject to the terms and conditions hereof, including the effectiveness and enforcement of Section 2, the Vendor hereby sells and transfers all of the Vendor’s right, title and interest in and to the Purchased Shares, free and clear of all Encumbrances, to the Company and as the Company hereby directs as follows:

(a)	to the Company, 20,000,000 of the Bozza ECG Shares;
(b)	to 840, the Bozza 840 Shares;
(c)	to the Company, the Bozza 241 Shares; and
(d)	to 905, the Bozza 905 Shares,

and the Company, 840 and 905 hereby purchases and receives for cancellation from the Vendor their respective Purchased Shares, in each case on an “as is, where is” basis, and the Company hereby also repays to the Vendor the Bozza Advances, for aggregate cash consideration payable jointly and severally by the Company, 840 and 905 to the Vendor of CDN$1,025,000 (the “Purchase Price”).

5.2	Purchase Price Payment

The Company, 840 and 905 shall jointly and severally pay the Purchase Price to the Vendor, or as the Vendor may direct, concurrently with their execution and delivery of this Agreement to the Vendor by wire transfer of immediately available funds to such bank account as is designed by the Vendor prior to or on the date hereof.

5.3	Delivery of Purchased Shares and Instructions

To complete the purchase and sale contemplated in this Section 5 and subject to its receipt of the Purchase Price in immediately available funds, the duly executed and delivered Mutual Release, the duly executed and delivered Escrow Agreement and the duly completed and signed forms contemplated in Section 4.2:

(a)	promptly upon Closing, together with the documents to be delivered by the Purchaser to the Vendor at Closing pursuant to Section 5.3(c), the Vendor shall deliver or cause to be delivered to the Company’s transfer agent the original certificate in the Vendor’s possession and control representing the Bozza ECG Shares, duly endorsed (with signature guarantee) with irrevocable written instructions to (i) return to the Company and cancel the 20,000,000 Bozza ECG Shares and (ii) issue a new original certificate for the Option Shares and to deliver same to the Escrow Agent;
(b)	at the Closing, the Vendor shall deliver to the Company forms of transfer to transfer the Bozza 241 Shares, the Bozza 840 Shares and the Bozza 905 Shares to the Company, 840 and 905, respectively, it being acknowledged and confirmed by the ECG Parties that the original share certificates representing such Purchased Shares are in the corporate minute books of 241, 840 and 905, all of which are in the possession and control of the ECG Parties; and
(c)	the Purchaser shall deliver to the Vendor, for onward delivery to the Company’s transfer agent pursuant to Section 5.3(a), in each case to the satisfaction of the Company’s transfer agent:

(i)	a Board of Directors’ Resolution authorizing the return and cancellation of the 20,000,000 Bozza ECG Shares to the Company’s authorized shares and that authorizes the hold harmless form;
(ii)	the Hold Harmless Rescission on Company letterhead with an authorized signature; and
(iii)	fees/confirmation that this request is to be billed to the Company.
5.4	Allocation of Purchase Price

The Parties agree that the Purchase Price shall be allocated as follows:

(a)	CDN$36,889.00 and (CDN$ equivalent of) US$13,548.32 to the Bozza Advance;
(b)	CDN$50.00 in respect of the Bozza 840 Shares;
(c)	CDN$37.50 in respect of the Bozza 241 Shares; and
(d)	CDN$1.00 in respect of the Bozza 905 Shares; and
(e)	the remainder in respect of the 20,000,000 Bozza ECG Shares.

5.5	“As Is, Where Is”

Each of the Company, 840 and 905 acknowledges and agrees that all of the Purchased Shares and, as applicable, the Option Shares, are purchased on an “as is, where is” basis and that the Company, 840 and 905 will each accept all of their respective Purchased Shares and, as applicable, the Option Shares, as they exist on the date hereof and thereof. Except as otherwise specifically stated herein in Section 7.1 only, no representation, warranty or condition, whether statutory, express or implied, oral or written, legal, equitable, conventional, collateral or otherwise is being given by the Vendor in this Agreement or in any instrument furnished in connection with this Agreement, including as to: (i) the condition, value, fitness for purpose or marketability of the Purchased Shares or the Option Shares; (ii) any consents, approvals, licenses, registrations or conditions required by any Governmental Authority in respect of or pertaining to any of the Purchased Shares, the Option, the Option Shares or the Transactions; and (iii) any other matter or thing whatsoever in respect of or pertaining to the Purchased Shares, the Option, the Option Shares or the Transaction. The Company, 840 and 905 each further acknowledges, confirms and agrees that it has, and shall be deemed to have, relied entirely on its own inspection and investigation in proceeding with the Transaction and the Option and shall have no recourse, directly or indirectly, against the Vendor or its affiliates or any of the property or assets of the Vendor or its affiliates.

5.6	Taxes

The Parties hereby agree that the Company, 840 and 905, collectively, are solely liable and responsible for, and shall pay when due, all applicable federal and provincial taxes (other than taxes in respect of income) that may be exigible in connection with the Transaction and the exercise of the Option and purchase of Option Shares, as applicable. The Company, 840 and 905 jointly and severally agree to indemnify and save the Vendor, its affiliates and associates, and their respective successors and assigns, harmless from and against all claims and demands for payment of any such applicable taxes, including any liability or costs incurred as a result of any failure by the Company, 840 and/or 905 to pay such taxes when due.

Section 6 – OPTION

6.1	Option Shares
(1)	The Vendor hereby grants to the Company the non-transferable and non-assignable right to purchase for cancellation from the Vendor, on the same terms, conditions and limitations (including on an “as is, where is” basis) as applicable to the Purchased Shares, all but not less than all of the Option Shares for US$500,000.00, exercisable by the Company at any one time from the date hereof to the end of business on May 6, 2018.
(2)	At the Closing, subject to its receipt of the Purchase Price in immediately available funds, a duly executed and delivered Mutual Release, the duly executed and delivered Escrow Agreement and the duly completed and signed forms contemplated in Section 4.2, the Vendor shall deliver to the Company’s transfer agent the irrevocable written instructions pursuant to in Section 5.3(a) and to the Escrow Agent a form of transfer executed (with signature guarantee) in blank for the Option Shares.
(3)	Notwithstanding the deposit into escrow as provided in Section 6.1(2), unless and until the Option has been exercised in strict compliance with this Section 6 and the Option Shares have been purchased by the Company for cancellation, the Vendor remains the sole beneficial holder of the Option Shares and shall retain all rights in connection therewith, including the right to vote and attend meetings and all other rights as a holder of the Company’s common stock.
(4)	Notwithstanding any other term or condition in this Agreement, the Option and all rights, interests and benefit therein, and the obligations of the Vendor thereunder, shall not be transferrable or assignable, and, unless the Vendor has provided his written consent in advance, in the Vendor’s sole and absolute discretion, shall only be exercisable directly by the Company in strict compliance with this Section 6.
(5)	None of the Vendor, its affiliates and associates, its and their agents, representatives and advisors and their respective successors and assigns shall be liable to the Company or any other ECG Party for any loss resulting from (1) a decline in the market value of any Option Shares or (2) any change in the market price of the Option Shares between the date of grant and the time of purchase of the Option Shares pursuant to this Section 6.

6.2	Option Exercise
(1)	The Option shall be exercised by the Company’s delivery to the Vendor and the Escrow Agent of an irrevocable and unconditional written notice confirming the Company’s exercise of the Option to purchase for cancellation all of the Option Shares, accompanied by the payment by wire transfer to the Escrow Agent, in trust, of US$500,000.00 in immediately available funds.
(2)	Upon indefeasible receipt of US$500,000.00 in immediately available funds, the Escrow Agent shall release from escrow and deliver to the Company the certificate and transfer form delivered in escrow pursuant to Section 6.1(2), to complete the Company’s purchase for cancellation of Option Shares, all as set out in the Escrow Agreement.
6.3	Expiry

Unless duly exercised by the Company prior to the end of business on May 6, 2018 in full compliance with this Section 6 and the other applicable terms and conditions of this Agreement and the Escrow Agreement, the Option shall automatically (without any notice, action or otherwise by or to the Vendor or any ECG Party) terminate, expire and be null and void and of no further force or effect at the end of business on May 6, 2018 for all of the Option Shares, and the Vendor shall thereafter be entitled to provide a written direction to the Escrow Agent to release from escrow and return the certificate and transfer form delivered in escrow pursuant to Section 6.1(2) to the Vendor as the Vendor may direct, in its sole and absolute discretion.

SECTION 7 – REPRESENTATIONS AND WARRANTIES

7.1	Vendor’s Representations

The Vendor represents and warrants to the Company, 840, 241 and 905, and acknowledges that the Company, 840, 241 and 905 are relying upon such representations and warranties in connection with the purchase and sale of the Purchased Shares and the Option Shares, as applicable, and the entering into of this Agreement, that:

(a)	the Vendor, as applicable in his personal capacity and as nominee for the Nick Bozza Family Trust, has registered and beneficial ownership of and title to the Purchased Shares;
(b)	the Vendor has all necessary power, authority and capacity to enter into this Agreement and to perform its obligations hereunder;
(c)	the execution and delivery of this Agreement and the consummation of the Transaction has been duly authorized by all necessary action on the part of the Vendor;
(d)	the Vendor is not a non-resident of Canada for purposes of the Income Tax Act (Canada); and
(e)	this Agreement constitutes a legal, valid and binding obligation of the Vendor, enforceable against it in accordance with its terms.

The Vendor’s representations and warranties contained in this Agreement shall survive the Closing and shall terminate upon the second (2nd) anniversary of the Closing, provided that the Vendor’s representations and warranties in this Section 7.1 shall be, and be deemed to be, repeated (as applicable, in respect of the Option exercise and the Option Shares only) for the completion of the Option exercise and the purchase for cancellation by the Company of the Option Shares and such representations and warranties (as so repeated or deemed repeated) shall terminate upon the second (2nd) anniversary of the completion of the purchase for cancellation by the Company of the Option Shares.

7.2	ECG Parties’ Representations

The ECG Parties jointly and severally represent and warrant to the Vendor, and acknowledges that the Vendor is relying upon such representations and warranties in connection with the purchase and sale of the Purchased Shares and the Option Shares, as applicable, and the entering into of this Agreement, that:

(a)	each of the ECG Parties has all necessary corporate power, authority and capacity to enter into this Agreement and to perform its obligations hereunder
(b)	the execution and delivery of this Agreement and the consummation of the Transaction contemplated herein has been duly authorized by all necessary corporate action on the part of each of the ECG Parties;
(c)	this Agreement constitutes a legal, valid and binding obligation of each of the ECG Parties, enforceable against each of them in accordance with its terms;
(d)	save for the Company, none of the other ECG Parties is a non-resident of Canada for purposes of the Income Tax Act (Canada);
(e)	the Company, 840 and 905 each has unrestricted funds and cash on hand necessary to complete the Transaction;
(f)	no notice, filing, consent, approval, order or authorization of or registration, qualification, designation, declaration or filing with any Governmental Authority by any Party is required in connection with the consummation of each aspect of the Transactions;
(g)	the Transaction and the purchase for cancellation from the Vendor by each of the Company, 840 and 905 of their respective Purchased Shares and Option Shares, as applicable, pursuant to this Agreement are in compliance with all applicable Canadian and U.S. securities laws, regulations, rules, rulings and orders together with applicable published policy statements, notices, orders, blanket rulings and other regulatory instruments of the securities regulatory authorities of Canada and the U.S., and no prospectus, registration statement or similar document, or any other filing, report, notice, certificate or similar document or instrument need be prepared, delivered or filed prior to, at or upon theClosing by the Vendor or any other Party, other than any prescribed filings required to be filed by the Company upon Closing; and
(h)	each of the Company, 840 and 905 is an informed and sophisticated purchaser and is experienced in the evaluation and purchase property and assets such as the Purchased Shares, has conducted and has had sufficient time and opportunity to conduct, any and all such inspections and investigations and obtained all such advice (legal, financial and otherwise) concerning the Purchased Shares as each of them deems appropriate and each has relied solely on its own inspection and investigations and the advice of its legal counsel in entering into this Agreement and consummating the Transaction.

The ECG Parties’ joint and several representations and warranties contained in this Agreement shall survive the Closing and shall terminate upon the second (2nd) anniversary of the Closing, provided that the Company’s representations and warranties in this Section 7.2 shall be, and be deemed to be, repeated for the completion of the Option exercise and the purchase for cancellation by the Company of the Option Shares and such representations and warranties (as so repeated or deemed repeated) shall terminate upon the second (2nd) anniversary of the completion of the purchase for cancellation by the Company of the Option Shares.

SECTION 8 – GENERAL

8.1	Further Assurances

The Vendor, on the one hand, and each ECG Party, on the other hand, shall each take or cause to be taken such action and shall execute and deliver or cause to be executed and delivered to the ECG Parties and the Vendor, respectively, such documents and further assurances (including transfer documents and minute book documents) as may be reasonably necessary or requested by the other to give effect to this Agreement and the intention and terms and conditions hereof.

8.2	Specific Performances

The Vendor, on the one hand, and each ECG Party, on the other hand, each acknowledges and agrees that the other Party would be damaged irreparably if any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Party agrees that the other Party shall be entitled, without the necessity of pleading or proving irreparable harm or lack of an adequate remedy at law or posting any bond or other security, to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof.

8.3	Notice

Any notice or other communication under this Agreement shall be in writing and may be delivered personally or transmitted by electronic means, addressed as follows:

in the case of the Vendor, as follows:

4 Coleman Court
Thorold, ON L2V $W3

Telephone No.: (905) 680-9010 ext. 203

Email: nbozza1@cogeco.ca

with a copy to:

Goodmans LLP
3400 - 333 Bay Street
Toronto, ON M5H 2S7

Attention: Ken Crofoot

Telephone No.: (416) 597-4110

Email: kcrofoot@goodmans.ca

and in the case of the ECG Parties, as follows:

2798 Thamesgate Drive, #6
Mississauga, ON L4T 4E8

Attention: John Bentivoglio

Telephone No.: (289) 407-4377

Email: john@eventcardiogroup.com

with a copy to:

Capo Sgro LLP
7050 Weston Road, Suite 400
Woodbridge, ON L4L 8G7

Attention: Alistair Riswick

Telephone No.: (905) 850-7000 ext. 262

Email: ariswick@csllp.ca

8.4	Full Understanding and Independent Legal Advice

By signing this Agreement, the Vendor, on the one hand, and each ECG Party, on the other hand, each expressly confirms and agrees that: (i) such Party has had an adequate opportunity to read and consider the terms set out herein, including the Resignation and Termination in Section 2, and that such Party fully understands each of the terms and provisions herein and therein and their respective consequences; (ii) such Party has been advised to consult with legal counsel of such Party’s choosing and that such Party has obtained such legal or other advice as such Party has considered advisable; and (iii) such Party is signing this Agreement voluntarily, without coercion.

8.5	Expenses

Each Party shall pay its respective legal, accounting and other professional advisory fees, costs and expenses incurred in connection with the negotiation, preparation and execution of this Agreement and all documents and instruments executed or delivered pursuant to this Agreement, as well as any other fees, costs and expenses incurred.

8.6	Entire Agreement and Amendment

This Agreement and the attached schedules shall constitute the entire agreement between the Parties with respect to the subject matter and supersede all prior negotiations and understandings other than the Minutes. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the Parties other than as expressly set forth in this Agreement and the Minutes. This Agreement may not be amended or modified in any respect except by written instrument executed by the Vendor and the Company.

8.7	Paramountcy

In the event of any conflict or inconsistency between the provisions of this Agreement, and any other agreement, document or instrument executed or delivered in connection with the Transaction, Option exercise or this Agreement, other than the Minutes, the provisions of this Agreement shall prevail to the extent of such conflict or inconsistency. In the event of any conflict or inconsistency between the provisions of this Agreement and the Minutes, the provisions of the Minutes shall prevail to the extent of such conflict or inconsistency.

8.8	Severability

If any provision of this Agreement or any document delivered in connection with this Agreement is partially or completely invalid or unenforceable, the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement, all of which shall be construed and enforced as if that invalid or unenforceable provision were omitted. The invalidity or unenforceability of any provision in one jurisdiction shall not affect such provision’s validity or enforceability in any other jurisdiction.

8.9	Enurement and Assignment

This Agreement shall enure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns, provided that this Agreement shall not be assignable or assigned without the prior written consent of the Vendor and the Company.

8.10	Governing Law

This Agreement and matters arising in connection with this Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Each Party hereto irrevocably and unconditionally submit to the jurisdiction of the courts in the Province of Ontario in connection with any matter arising from the Minutes or this Agreement, including the specific performances remedies in Section 8.2

8.11	Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement. Transmission by electronic means of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.

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IN WITNESS WHEREOF the Parties have duly executed this Agreement as of the date first written above.

/s/ Nick Bozza
Witness	NICK BOZZA

THE BOZZA FAMILY TRUST
Per:	/s/ Nick Bozza
Name:
Title:
I/we have the authority to bind the corporation.

EVENT CARDIO GROUP INC.
Per:	s/ John Bentivoglio
Name: John Bentivoglio
Title:President

I/we have the authority to bind the corporation.

EVENT CARDIO (CANADA) INC.
Per:	/s/ John Bentivoglio
Name: John Bentivoglio
Title:President
I/we have the authority to bind the corporation.

9058583 CANADA INC.
Per:	s/ John Bentivoglio
Name: John Bentivoglio
Title: President
I/we have the authority to bind the corporation.

2419596 ONTARIO INC.
Per:	/s/ John Bentivoglio
Name: John Bentivoglio
Title:President
I/we have the authority to bind the corporation.

8401144 CANADA INC.
Per:	/s/ John Bentivoglio
Name: John Bentivoglio
Title: President
I/we have the authority to bind the corporation.

2399371 ONTARIO INC.
Per:	/s/ Frank Sgro
Name: Frank Sgro
Title:President
I/we have the authority to bind the corporation.

/s/ Cassie Chan	/s/ John Bentivoglio
Witness	GIANFRANCO (aka John) BENTIVOGLIO

/s/ Cassie Chan	/s/ Frank Sgro
Witness	FRANK SGRO

THE BENTIVOGLIO FAMILY TRUST
Per:	/s/ John Bentivoglio
Name: Gianfranco (aka John) Bentivoglio
Title: Trustee

THE SGRO FAMILY TRUST
Per:	/s/ Frank Sgro
Name: Frank Caruso Sgro
Title: Trustee

TAUNTON RAVENSCROFT INC.
Per:	/s/ Frank Sgro
Name: Frank Caruso Sgro
Title: President
I/we have the authority to bind the corporation.

SCHEDULE “A”
FORM OF MUTUAL RELEASE

SCHEDULE “B”
FORM OF ESCROW AGREEMENT